As filed with the Securities and Exchange Commission on February 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANOPY GROWTH CORPORATION

(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Hershey Drive

Smiths Falls, Ontario, Canada K7A 0A8

(855) 558-9333

Attention: Corporate Secretary

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

1015 15th Street N.W., Suite 1000

Washington DC 20005

(202) 572-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christelle Gedeon Sam Carsley Canopy Growth Corporation 1 Hershey Drive Smiths Falls, Ontario, Canada K7A 0A8 (855) 558-9333	Yariv Katz Keith Pisani Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000	Jamie Litchen Jonathan Sherman Cassels Brock & Blackwell LLP Suite 2100, Scotia Plaza, 40 King St. W. Toronto, ON M5H 3C2 Canada (416) 869-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Prospectus

US$150,000,000 Convertible Senior Unsecured Debentures

Up to 98,929,320 Common Shares Underlying the Convertible Senior Unsecured Debentures

We are offering up to US$150,000,000 aggregate principal amount of our convertible senior unsecured debentures (the “Debentures”), with an initial US$100,000,000 aggregate principal amount of the Debentures expected to be sold at a closing expected to occur on or about February 21, 2023 (the “Initial Tranche”) and the remaining US$50,000,000 aggregate principal amount of the Debentures (the “Second Tranche”) to be issued and paid for in the event that the Second Tranche Conditions (as defined below) are satisfied. We are also registering by this prospectus our common shares (the “Common Shares”), issuable from time to time upon conversion or otherwise under the Debentures (including Common Shares that may be issuable upon payment of any principal, premium, if any, or interest).

The Debentures will bear interest at a rate of 5.0% per annum from the date of issuance, payable at the earlier of (i) the time of conversion of the Debentures; or (ii) February 28, 2028 (the “Maturity Date”), in each case, in Common Shares. Unless earlier converted, the Debentures will mature on the Maturity Date. The Debentures may be converted into Common Shares at the option of the holder at any time or times prior to the Maturity Date, at a conversion price equal to 92.5% of the volume-weighted average price (“VWAP”) of our Common Shares on the principal U.S. national or regional securities exchange on which our Common Shares are then listed, or, if our Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which our Common Shares are then traded (the “Exchange”) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CGC US <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or, if such VWAP is unavailable, the market value of one Common Share on such trading day, determined, using a VWAP method, by a nationally recognized independent investment banking firm selected by us) during the three consecutive trading days ending on the business day immediately prior to the date of conversion (the “Conversion Price”). We will not issue, be required to issue or be deemed to have issued any of our Common Shares upon conversion of the Debentures or otherwise pursuant to the terms of the Indenture (as defined below) (including, for greater certainty, on account of any principal, premium, if any, or interest), if the issuance of such shares would exceed 19.99% of our issued and outstanding Common Shares as of February 17, 2023, being 98,929,320 Common Shares, and after such number of Common Shares have been issued, the remaining issued and outstanding Debentures shall be automatically deemed to be surrendered and cancelled. The Debentures will be issued under the Indenture dated on or about February 21, 2023 (the “Indenture”) between the Company and Computershare Trust Company of Canada, in its capacity as trustee (the “Trustee”).

The Debentures are being sold pursuant to this prospectus and a subscription agreement (the “Subscription Agreement”) between us and Verition Canada Master Fund Ltd. (the “Investor”) to be dated on or about February 21, 2023. In addition to the Debentures sold pursuant to the Initial Tranche, the Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, the Second Tranche (the closing of such sale, the “Second Closing”) on the second business day following the date, that occurs on or after the Trigger Date (as defined below) and prior to the 60th day following the Trigger Date (the “Second Closing Deadline”), on which all of the following conditions (collectively, the “Second Tranche Conditions”) have been satisfied or waived: (i) the VWAP of the Common Shares on the Exchange during the three consecutive trading days ending on the day before the Trigger Date, or the date the Registration Statement Condition (as defined below) and the Event of Default Condition (as defined below) are satisfied, as applicable, is greater than US$2.00 (the “VWAP Condition”); (ii) the registration statement of which this prospectus forms a part is available for the sale of the Debentures and the underlying Common Shares as determined by us in good faith (the “Registration Statement Condition”); and (iii) no Event of Default (as such term is defined in the Indenture) has occurred and is continuing (the “Event of Default Condition”); provided that, each of the VWAP Condition and the Event of Default Condition may be waived by the Investor in its sole discretion. The Registration Statement Condition cannot be waived. “Trigger Date” means the first date upon which the Company, whether in one conversion or a series of conversions, has issued, paid or delivered Common Shares pursuant to one or more conversion notices under the Indenture in respect of US$50,000,000 of the aggregate principal amount outstanding under the Indenture and the Debentures. For more information, please see the section of this prospectus titled “Description of the Debentures” beginning on page 13.

We have retained ATB Capital Markets Inc. to act as our exclusive placement agent in connection with the issuance and sale of the Debentures offered by this prospectus. We have agreed to pay the placement agent at the closing of each tranche of this offering a fee equal to 4.0% of the gross proceeds of the Debentures sold in such tranche payable in cash at the closing of each such tranche. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 18.

The Investor may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 18.

No public market currently exists for the Debentures, and we do not intend to apply to list the Debentures on any securities exchange or for quotation on any inter-dealer quotation system. Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CGC”. On February 17, 2023, the closing price of our Common Shares on Nasdaq was US$2.51 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 8 of this prospectus and any risk factors that are included in our filings with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein. See “Where You Can Find More Information”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

ATB Capital Markets

The date of this prospectus is February 21, 2023.

Unless the context otherwise requires, all references in this prospectus to “Canopy Growth”, the “Company”, “we”, “us” and “our” mean Canopy Growth Corporation and its consolidated subsidiaries and partnerships.

In this prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars”, “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars.

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus is determined using U.S. generally accepted accounting principles.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in the documents incorporated by reference herein. This summary does not contain all the information that you should consider before investing in our Common Shares. You should carefully read the entire prospectus, including “Risk Factors,” and the information incorporated by reference into this prospectus, before making an investment decision.

Overview

We are a world-leading cannabis and consumer packaged goods (“CPG”) company which produces, distributes, and sells a diverse range of cannabis, hemp, and CPG products. Our cannabis products are principally sold for adult-use and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, and globally pursuant to applicable international legislation, regulations, and permits. Our other product offerings, which are sold by our subsidiaries in jurisdictions where it is permissible to do so, include (i) Storz & Bickel vaporizers; (ii) BioSteel Sports Nutrition Inc. (“BioSteel”) sports nutrition beverages, mixes and protein; and (iii) This Works beauty, skincare, wellness and sleep products. Our core operations are in Canada, the United States, and Germany.

Corporate Information

The Company’s principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8. The Company’s Common Shares are listed for trading on the TSX under the symbol “WEED” and the Nasdaq under the symbol “CGC.” The Company maintains a website at www.canopygrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

THE OFFERING

The summary below describes the terms of our Debentures. See “Description of the Debentures” on page 13 hereof for a more detailed description of the terms and conditions of the Debentures.

Securities Offered:	Debentures in an aggregate principal amount of up to US$150,000,000, with the Initial Tranche of US$100,000,000 expected to be sold at a closing expected to occur on or about February 21, 2023 and the Second Tranche of US$50,000,000 to be issued and paid for in the event that the Second Tranche Conditions are satisfied. This prospectus also relates to the offering of up to 98,929,320 of the Common Shares issuable from time to time upon conversion or otherwise under the Debentures (including shares that may be issuable upon payment of any principal, premium, if any, or interest).

Maturity:	Unless earlier converted, the Debentures will mature on February 28, 2028.

Interest on the Debentures:	The Debentures shall bear interest at a rate of 5.0% per annum from the date of issuance, payable at the earlier of (i) the time of conversion of the Debentures; or (ii) the Maturity Date, in each case, in Common Shares in accordance with the terms of the Debentures.

Ranking:	The Debentures will be unsecured obligations of the Company and will be subordinated to all existing and future Secured Indebtedness (as defined in the Indenture and summarized below) of the Company in accordance with the terms of the Indenture. Each Debenture will rank pari passu with each other Debenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future unsecured obligations or indebtedness of the Company.

Subordination:

Upon certain insolvency events relative to the Company, including the initiation of bankruptcy, receivership, liquidation, reorganization or similar proceedings, the Indenture will provide that:

(i) all Secured Indebtedness shall first be paid in full (or provision made for such payment), before any payment is made on account of Debenture Liabilities (as defined in the Indenture);

(ii)  subject to certain exclusions, any payment or distribution of assets of the Company to which the holders of the Debentures or the Trustee would be entitled on account of Debenture Liabilities shall be paid by the relevant liquidating agent directly to the Secured Creditors, to the extent necessary to pay all Secured Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Secured Indebtedness; and

(iii)  the Company’s assets may be disposed by the Secured Creditors (as defined in the Indenture) or enforcement agent (as the case may be) in whole or in part free and clear of all Debenture Liabilities and without the approval of the holders or the Trustee.

Provided the Secured Indebtedness is in default such that a Secured Creditor can demand payment or accelerate the maturity of the Secured Indebtedness (and where the requisite notice has been given), subject to certain exceptions, no payment shall be made by the Company with respect to the Debenture Liabilities and neither the Trustee nor the holders can receive any payment or benefit on account of the Debenture Liabilities. Until such default or event of default is cured, waived, ceases to exist or acceleration is rescinded, any payment with respect to the Debenture Liabilities will be held in trust for the benefit of holders of the Secured Indebtedness and paid thereto upon such Secured Indebtedness becoming due.

The Indenture will also provide that holders of Secured Indebtedness may modify the terms thereof (and any security therefor) and otherwise deal freely with the Company, all without notice or consent of the holders of the Debentures or the Trustee.

Secured Indebtedness:

The Indenture will define Secured Indebtedness to include, among other things, the principal of, the premium (if any) and interest and other obligations on secured indebtedness, statutory liens (other than statutory liens where the party is defending the same in good faith), secured bank or other institutional indebtedness, and secured project indebtedness, in each case owing by the Company or its Subsidiaries (as defined in the Indenture), or renewals, extensions, refinancing and refunding of such indebtedness.

Secured Indebtedness does not include any indebtedness that would otherwise be Secured Indebtedness if it is expressly stated to be subordinate to or rank pari passu with the Debentures.

Conversion:	The Debentures may be converted into Common Shares at the option of the holder at any time or times prior to the Maturity Date, at the Conversion Price, which is equal to 92.5% of the VWAP of our Common Shares on the Exchange during the three consecutive trading days ending on the business day immediately prior to the date of conversion.

Maximum Number of Common Shares to be Issued Pursuant to the Debentures:	We will not issue any of our Common Shares upon conversion of the Debentures or otherwise (including, for greater certainty, on account of any principal, premium, if any, or interest), pursuant to the Indenture, if the issuance of such shares would exceed 19.99% of our issued and outstanding Common Shares as of February 17, 2023, being 98,929,320 Common Shares, and after such number of Common Shares have been issued, the remaining issued and outstanding Debentures shall be automatically deemed to be surrendered and cancelled.

Second Closing and Second Tranche Conditions:

The Investor will purchase from us, and we will sell to the Investor, the Second Tranche on the second business day following the date, that occurs on or after the Trigger Date and prior to the Second Closing Deadline, on which all of the Second Tranche Conditions have been satisfied or waived, being:

(i) the VWAP Condition is satisfied, being that the VWAP of the Common Shares on the Exchange during the three consecutive trading days ending on the day before the Trigger Date, or the date the Registration Statement Condition and the Event of Default Condition are satisfied, as applicable, is greater than US$2.00;

(ii)  the Registration Statement Condition is satisfied, being that the registration statement of which this prospectus forms a part is available for the sale of the Debentures and the underlying Common Shares as determined by us in good faith; and

(iii)  the Event of Default Condition is satisfied, being that no Event of Default has occurred and is continuing.

The Investor may at any time prior to Second Closing Deadline irrevocably waive in writing the VWAP Condition and/or the Event of Default Condition, whereupon any such waived condition(s) shall not apply for purposes of the definition of Second Tranche Conditions. The Registration Statement Condition cannot be waived.

During the period from the Trigger Date until the earlier to occur of the Second Closing and the Second Closing Deadline, the Company will immediately notify the Investor in writing from time to time: (i) if the Registration Statement Condition is satisfied, and if previously satisfied, ceases to be satisfied, and thereafter is satisfied, and so on; and (ii) if an Event of Default occurs.

In the event that the Second Tranche Conditions are not satisfied (or with respect to the VWAP Condition and/or the Event of Default Condition, waived in accordance with the Subscription Agreement and the Indenture) prior to the Second Closing Deadline, then the Second Closing shall not occur.

Beneficial Ownership Limitation:	A holder of Debentures shall not have the right to convert (on maturity or otherwise) any portion of the Debentures to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99% of our outstanding Common Shares immediately after giving effect to such conversion.

Use of Proceeds:	We currently intend to use the net proceeds from the Initial Tranche and the Second Tranche, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page 12 of this prospectus.

Risk Factors:	Investing in our securities involves significant risks. See “Risk Factors” on page 8 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our securities.

Trading Symbols:	TSX: “WEED” Nasdaq: “CGC”

Change of Control Offer:	In connection with a Change of Control (as defined in the Indenture), we will be required to make an offer in writing to convert all of the Debentures then outstanding at no less than 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to but excluding the Change of Control Purchase Date (as defined in the Indenture) based upon the Conversion Price as of the Change of Control Purchase Date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.canopygrowth.com that contains information concerning us. The information contained or referred to on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying base prospectus.

We have filed a registration statement on Form S-3ASR (the “Registration Statement”) with the SEC with respect to the registration of the Debentures and the Common Shares underlying the Debentures offered for sale with this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement we have filed with the SEC of which this prospectus forms a part and does not include the exhibits to the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the SEC. For further information about us, the Debentures and the Common Shares underlying the Debentures we are offering by this prospectus and related matters, you should review the Registration Statement, including the exhibits filed as a part of the registration statement, and all information incorporated by reference herein. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the Registration Statement.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on our behalf. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on May 31, 2022;

•

Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 9, 2022, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 9, 2022 , and our Quarterly Report on Form 10-Q for the quarter ended December  31, 2022 filed with the SEC on February 9, 2023;

•

Our Current Reports on Form 8-K filed with the SEC on April 4, 2022 (excluding information under Item 7.01), April 29, 2022 (excluding information under Item 2.02), May 18, 2022 (Accepted 09:19:33), May  18, 2022 (Accepted 16:20:50), May  26, 2022, June  17, 2022, July 5, 2022 (excluding information under Item 7.01), July 22, 2022, September 19, 2022, September 28, 2022 (excluding information under Item 7.01), October 26, 2022 , November 14, 2022, November  30, 2022, December  15, 2022 and January 3, 2023;

•

Our definitive proxy statement on Schedule 14A filed with the SEC on July 29, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022); and

•	The description of our Common Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the SEC on May 31, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference.

We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Canopy Growth Corporation

1 Hershey Drive

Smiths Falls, Ontario, Canada K7A 0A8

(855) 558-9333

Attention: Chief Legal Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and other applicable securities laws, including statements regarding the creation of our Exchangeable Shares (as defined below), which involve certain known and unknown risks and uncertainties. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Note Regarding Forward-Looking Statements” in our annual report on Form 10-K for the year ended March 31, 2022 and our quarterly report on Form 10-Q for the quarter ended December 31, 2022, as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference in this prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our Common Shares could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our share price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus, we will have considerable discretion in the application of the net proceeds from this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

The Company has a history of negative cash flow from operating activities.

The Company has a history of negative cash flow from operating activities. To the extent that the Company has negative cash flow in future periods, the Company may need to allocate a portion of the net proceeds received from the offering to fund such negative cash flow. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms at least as favorable to the Company as the Offering, or available to the Company or at all.

The price of the Common Shares has experienced volatility and may be subject to fluctuation in the future based on market conditions.

The market prices for the securities of cannabis companies, including the Company, have historically been, and may in the future be, subject to large fluctuations. For example, during the period from January 1, 2022 through February 17, 2023, the closing price of the Common Shares on Nasdaq ranged from a low of US$2.09 to a high of US$8.83. The market has, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. In addition, because of the nature of the Company’s business, certain factors such as announcements and the public’s reaction, the Company’s operating performance and the performance of competitors and other similar companies, government regulations, changes in earnings estimates or recommendations by research analysts who track the Company’s securities or securities of other companies in the cannabis industry, general market conditions, announcements relating to litigation, the arrival or departure of key personnel and the factors listed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q.

Any negative change in the public’s perception of the Company’s prospects could cause the price of the Company’s securities, including the price of the Common Shares, to decrease dramatically. Furthermore, any negative change in the public’s perception of the prospects of cannabis companies in general could depress the price of the Company’s securities, including the price of the Common Shares, regardless of the Company’s results. Following declines in the market price of a corporation’s securities, securities class-action litigation could be instituted. Litigation of this type, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

The Debentures are only transferable in limited circumstances, in whole and not in part, and there is no existing trading market for the Debentures.

The Debentures are only transferable in limited circumstances, in whole and not in part, and there is no existing trading market for the Debentures. We do not intend to apply for listing of the Debentures on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that any trading market will develop for the Debentures.

The holders of the Debentures will not be entitled to any rights with respect to our Common Shares but will be subject to all changes made with respect to our Common Shares.

The holders of the Debentures will not be entitled to any rights with respect to our Common Shares until the Debentures are converted, but will be subject to all changes affecting our Common Shares. For example, if an amendment is proposed to our articles of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring Common Shares as a result of conversion of such holder’s Debenture or the repayment of the Debenture in the form of Common Shares, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Shares. As noted in our Form 10-Q for the quarterly period ended December 31, 2022, we expect to amend our articles of incorporation to (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non-participating exchangeable shares in the capital of the Company (the “Exchangeable Shares”); and (ii) restate the rights of the Common Shares to provide for a conversion feature whereby each Common Share may at any time, at the option of the holder, be converted into one Exchangeable Share.

The sale or availability for sale of the Common Shares issuable upon conversion of the Debentures may depress the price of our Common Shares and encourage short sales by third parties, which could further depress the price of our Common Shares.

To the extent that the Investor sells our Common Shares issued upon conversion of the Debentures, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause shareholders to sell their Common Shares, which could further contribute to any decline in the price of our Common Shares. Any downward pressure on the price of our Common Shares caused by the sale or potential sale of such Common Shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Shares by increasing the number of Common Shares being sold, which could further contribute to any decline in the market price of our Common Shares.

Investing in the Debentures may involve a high degree of risk.

There is no guarantee that an investment in the Debentures will earn any positive return in the short or long term. A purchase of Debentures involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks, who have no need for immediate liquidity in their investment and who have the financial capacity to absorb a loss of some or all of their investment. In this regard, we will not issue, be required to issue or be deemed to have issued any of our Common Shares upon conversion of the Debentures or otherwise pursuant to the terms of the Indenture (including, for greater certainty, on account of any principal, premium, if any, or interest), if the issuance of such shares would exceed 19.99% of our issued and outstanding Common Shares as of February 17, 2023, being 98,929,320 Common Shares, and after such number of Common Shares have been issued, the remaining issued and outstanding Debentures shall be automatically deemed to be surrendered and cancelled. In no circumstance will any cash be payable to the holders of Debentures.

Future sales of our Common Shares by selling securityholders could cause the market price for our Common Shares to fall.

We have entered into agreements that contain registration rights, pursuant to which we have agreed to facilitate sales of Common Shares by certain holders of our Common Shares (collectively, “selling securityholders”). Subject to compliance with applicable securities laws, and the provisions of the applicable registration rights agreements, such selling securityholders may sell some or all of their Common Shares at any time. Such sales, or the market perception that such sales may occur, could significantly reduce the market price of our Common Shares. We cannot predict the effect, if any, that future public sales of our Common Shares beneficially owned by selling securityholders or the availability of these Common Shares for sale will have on the market price of our Common Shares. If the market price of our Common Shares were to drop as a result of such sales or the perception that they may occur, this might impede our ability to raise additional capital and might cause a significant decline in the value of the investments of our other shareholders.

DILUTION

If you purchase our Debentures in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed conversion price per Common Share for the Debentures and the net tangible book value per share of our Common Shares immediately after this offering, assuming full conversion of the Debentures and issuance of the Second Tranche. Net tangible book value per share is determined by dividing the number of Common Shares outstanding as of December 31, 2022 into our total tangible assets less total liabilities.

Our net tangible book value as of December 31, 2022 was approximately US$803,842,960, or US$1.62 per Common Share, based on 494,891,390 Common Shares outstanding as of that date. After giving effect to (i) the sale by us of all US$150,000,000 in principal amount of Debentures offered hereby at an offering price of US$1,000 per US$1,000 in principal amount, and the deduction of the estimated offering expenses payable by us, and (ii) a hypothetical conversion of all of the Debentures at a conversion price equal to US$2.32 per Common Share, which is 92.5% of the closing price of our Common Shares on February 17, 2023, our as adjusted net tangible book value as of December 31, 2022 would have been approximately US$946,842,960, or US$1.69 per share. This represents an immediate increase in net tangible book value of US$0.07 per Common Share to existing shareholders and immediate dilution of US$0.63 per Common Share to a new investor purchasing our Common Shares at the assumed conversion price, as illustrated by the following table:

Assumed conversion price per Common Share for the Debentures			US$	2.32
Net tangible book value per Common Share as of December 31, 2022	$	US$1.62
Increase in net tangible book value per Common Share attributable to this offering	US$	0.07

As adjusted net tangible book value per Common Share after giving effect to this offering			US$	1.69

Dilution per share to investors in this offering			$	US$0.63

Subsequent to December 31, 2022, we have issued additional Common Shares and made additional equity awards. To the extent that additional Common Shares are issued in the future, investors purchasing our Common Shares in this offering will experience further dilution. In addition, we may offer other securities in other offerings based on market conditions or strategic considerations. To the extent we issue such securities, investors may experience further dilution.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the Initial Tranche will be approximately US$95 million and US$48 million from the Second Tranche, if we sell the Second Tranche, in each case after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from the Initial Tranche and the Second Tranche, if any, for working capital and general corporate purposes.

Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF THE DEBENTURES

We are offering up to US$150,000,000 aggregate principal amount of our Debentures, with the Initial Tranche of US$100,000,000 aggregate principal amount of the Debentures expected to be sold at a closing expected to occur on or about February 21, 2023 and the Second Tranche of US$50,000,000 to be issued and paid for in the event that the Second Tranche Conditions are satisfied.

The Debentures are being sold pursuant to this prospectus and the Subscription Agreement between us and the Investor.

ATB Capital Markets Inc., and its affiliates (“ATB”), are serving as the sole placement agent for the offering. ATB will receive a placement agent fee equal to 4% of the gross proceeds of each tranche of the offering and payable at the closing of each tranche of the offering.

Subscription Agreement

The Subscription Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions.

Debentures

General

The Debentures will be issued pursuant to the Indenture between the Company and the Trustee. The Debentures mature on February 28, 2028 (subject to certain circumstances, including, but not limited to, bankruptcy and outstanding events of default).

The Investor will purchase from us and we will sell to the Investor, the Second Tranche, on the second business day following the date, that occurs on or after the Trigger Date and prior to the Second Closing Deadline, on which all of the Second Tranche Conditions have been satisfied or waived, being:

i.

the VWAP Condition is satisfied, being that the VWAP of the Common Shares on the Exchange during the three consecutive trading days ending on the day before the Trigger Date, or the date that the Registration Statement Condition and the Event of Default Condition are satisfied, as applicable, is greater than US$2.00;

ii.

the Registration Statement Condition is satisfied, being that the registration statement of which this prospectus forms a part is available for the sale of the Debentures and the underlying Common Shares as determined by us in good faith; and

iii.	the Event of Default Condition is satisfied, being that no Event of Default has occurred and is continuing.

The Investor may at any time prior to Second Closing Deadline irrevocably waive in writing the VWAP Condition and/or the Event of Default Condition, whereupon any such waived condition(s) shall not apply for purposes of the definition of Second Tranche Conditions. The Registration Statement Condition cannot be waived.

During the period from the Trigger Date until the earlier to occur of the Second Closing and the Second Closing Deadline, the Company will immediately notify the Investor in writing from time to time: (i) if the Registration Statement Condition is satisfied, and if previously satisfied, ceases to be satisfied, and thereafter is satisfied, and so on; and (ii) if an Event of Default occurs.

In the event that the Second Tranche Conditions are not satisfied (or with respect to the VWAP Condition and/or the Event of Default Condition, waived in accordance with the Subscription Agreement and the Indenture) prior to the Second Closing Deadline, then the Second Closing shall not occur.

Interest

The Debentures bear interest from the date of issuance at a rate of 5.0% per annum payable in Common Shares at the earlier of (i) on the principal converted, at the time of conversion of the Debentures, and (ii) the Maturity Date, in each case, in accordance with the Indenture.

Payments

Any and all amounts payable under the Indenture or any Debenture shall be paid in Common Shares only and not in cash or any other property of the Company. For the avoidance of doubt, in no event shall any cash payment or any other property of the Company be payable by the Company to the holders in connection with, or as a result of, the issuance, conversion or repayment of the Debentures.

Conversion; Alternate Conversion in Certain Events

The Debentures are convertible, at the option of the holders, into Common Shares at a conversion price equal to 92.5% of the VWAP of our Common Shares on the principal U.S. national or regional securities exchange on which our Common Shares are then listed, or, if our Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which our Common Shares are then traded during the three consecutive trading days ending on the business day immediately prior to the date of conversion as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CGC US <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or, if such volume-weighted average price is unavailable, the market value of one Common Share on such trading day, determined, using a VWAP method, by a nationally recognized independent investment banking firm selected by us) (the “Conversion Price”).

Conversion Limitation and Exchange Cap

A holder of Debentures shall not have the right to convert (on maturity or otherwise) any portion of the Debentures to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own or exercise control or direction over, directly or indirectly, in excess of 4.99% of our outstanding Common Shares immediately after giving effect to such conversion.

We will not issue any of our Common Shares upon conversion of the Debentures or otherwise pursuant to the terms of the Indenture, if the issuance of such shares would exceed 19.99% of our issued and outstanding Common Shares as of February 17, 2023, being 98,929,320 Common Shares, and after such number of Common Shares have been issued, the remaining issued and outstanding Debentures shall be automatically deemed to be surrendered and cancelled.

Events of Default

The Indenture includes certain customary and other Events of Default, certain of which are summarized below. In connection with an Event of Default, the Trustee (i) may, in its discretion and (ii) shall, by request of the holders of not less than 50% in principal amount of Debentures then outstanding, in each case subject to certain provisions of the Indenture and in the manner and to the extent provided in the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), declare due and payable the principal and interest and premium, if any, and, upon such amounts becoming due and payable, we will be required to deliver to the Trustee for the benefit of the holders such number of our Common Shares as is equal to the sum of the aggregate principal amount of such Debentures outstanding at such time plus premium due thereon (if any) and all accrued and unpaid interest thereon divided by the Conversion Price, in accordance with the terms of the Indenture. Pursuant to the terms of the Indenture, the Company is not permitted to declare or pay any dividend to the holders of its issued and outstanding Common Shares after the occurrence and continuance of an Event of Default unless and until such Event of Default shall have been cured or waived or shall have ceased to exist.

Among other things, the following events constitute an Event of Default under the Indenture:

i.	failure for 15 days to pay interest on the Debentures when payable;

ii.	failure for 15 days to pay principal or premium, if any, when due on the Debentures whether at maturity or a Change of Control (as defined in the Indenture), by declaration or otherwise;

iii.	default in the delivery, when payable, of any Common Shares or other consideration, payable on conversion or otherwise with respect to the Debentures;

iv.

default in observing or performing any other covenant or condition in the Indenture by the Company and failing to cure (or obtain a waiver by the requisite holders for) such default for 30 days following written notice by the Trustee (in the manner and to the extent provided in the Trust Indenture Act) or holders of not less than 50% of the aggregate principal amount of the Debentures;

v.

default or event of default with respect to any mortgage, agreement or other instrument of the Company or any Subsidiary of the Company for indebtedness for money borrowed in excess of US$100,000,000, which results in such indebtedness (i) becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

vi.

a final judgment(s) is rendered against the Company or any of its Subsidiaries for payment of US$50,000,000 or more, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after the date on which any rights to appeal have expired or been extinguished;

vii.

entry by a court having jurisdiction of certain bankruptcy-related decrees or orders, including an order adjudging the Company a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) (or any analogous laws) and such decree or order continues unstayed and in effect for 60 days; and

viii.

initiation of proceedings by the Company to be adjudicated a bankrupt or insolvent, or the Company consents to bankruptcy or insolvency proceedings being instituted against it under the Bankruptcy and Insolvency Act (Canada) (or any analogous laws), or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Company or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due.

The Indenture also contains Events of Default pertaining to the Second Tranche Conditions only, which, among other things, makes an Event of Default:

i.

any material change to the business, affairs or financial condition of the Company or its Subsidiaries taken as a whole which, in the reasonable opinion of the holders of not less than 50% of the principal amount of Debentures then outstanding, has or could reasonably be expected to have a significant effect on the market price, value or marketability of the Common Shares;

ii.

any event, action, state, condition or occurrence of any nature which, in the reasonable opinion of the holders of not less than 50% of the principal amount of Debentures then outstanding has or may impose a material adverse effect on the Canadian or U.S. financial markets or the business, operations or affairs of the Company or the marketability of the Common Shares;

iii.	material breach by the Company of any term, condition, covenant, representation or warranty in the Indenture or the Subscription Agreement; and

iv.

if any inquiry, action, suit, investigation or other proceeding is commenced, announced or threatened or any order is made or issued under or pursuant to any federal, provincial, state, municipal or other governmental authority or there is a change in any law, rule or regulation, or the interpretation or administration thereof, which, in the reasonable opinion of the holders of not less than 50% in principal amount of Debentures then outstanding, operates to prevent, restrict or otherwise materially adversely effect the distribution or trading of the Company’s securities, to cease or suspend trading in the Common Shares, or to otherwise prohibit or restrict the distribution or trading of the Common Shares.

Change of Control

In connection with a Change of Control (as defined in the Indenture), we will be required to make an offer in writing (a “Change of Control Offer”) to convert all of the Debentures then outstanding at no less than 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to but excluding the Change of Control Purchase Date (as defined in the Indenture) based upon the Conversion Price as of the Change of Control Purchase Date. The Indenture prescribes other requirements regarding the Change of Control Offer. Among other things, the Change of Control Offer must specify the date and time on which such offer expires, and, unless otherwise required by applicable securities laws, the date of expiry must not be earlier than the close of business on the 35th day and not later than the close of business on the 60th day following the date on which such notice of the Change of Control Offer is delivered to the Trustee. On a date within 10 business days following the expiry of the Change of Control Offer (the “Change of Control Purchase Date”), the Company shall convert all Debentures duly tendered in acceptance of the Change of Control Offer in exchange for Common Shares at the Conversion Price as of the Change of Control Purchase Date.

Covenants

We will be subject to certain customary affirmative and negative covenants including. These covenants include, but are not limited to:

i.	the due and punctual payment by the Company of principal, premium (if any) and interest to the holders;

ii.

payment by the Company to the Trustee of reasonable remuneration for its services rendered in connection with the Indenture, with such payments being payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Debentures or interest or premium thereon;

iii.	the preservation of the Company’s corporate existence and maintenance of proper books and records;

iv.	obtaining all necessary approvals to list the Common Shares issuable upon conversion of the Debentures on the TSX and Nasdaq;

v.

until the earlier of (i) the date that no Debentures are outstanding; and (ii) February 21, 2024, using commercially reasonable efforts to maintain the listing or quotation of the Common Shares on both of the TSX and Nasdaq and, until no Debentures are outstanding, using commercially reasonable efforts to maintain the listing or quotation of the Common Shares on either one of the TSX or Nasdaq;

vi.

using commercially reasonable efforts to maintain the Company’s status as a “reporting issuer” not in default of the requirements of any applicable securities laws, subject to certain customary exceptions;

vii.

not declaring or paying any dividend to the holders of its issued and outstanding Common Shares after the occurrence and continuance of an Event of Default unless and until such Event of Default shall have been cured or waived in accordance with the terms of the Indenture or shall have ceased to exist; and using commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the U.S. Securities Exchange Act, and complying with various other reporting requirements.

Governing Law

The Indenture and Debentures will be governed by and construed in accordance with the laws of the Province of Ontario.

Additional Information

The foregoing is only a summary of the material terms of the Subscription Agreement, the Indenture and the Debentures and the other ancillary transaction documents (collectively, the “Transaction Documents”), and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Transaction Documents is qualified in its entirety by reference to the forms of such agreements, which are incorporated as exhibits to the Registration Statement of which this prospectus forms a part and are incorporated herein by reference.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about us in our reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of the agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

PLAN OF DISTRIBUTION

We are entering into the Subscription Agreement directly with the Investor who is expected to agree to purchase the Debentures and Common Shares issuable upon conversion of the Debentures on the terms described herein. We will only sell such securities to the Investor.

We currently anticipate that the closing of the Initial Tranche will take place on or about February 21, 2023, subject to satisfaction of certain conditions. Our obligation to issue the Common Shares issuable upon conversion of the Debentures to the Investor will be subject to the terms and conditions set forth in the Subscription Agreement and the Indenture.

We have retained ATB to act as our exclusive placement agent in connection with the issuance and sale of the Debentures offered by this prospectus. We have agreed to pay ATB at the closing of each tranche of this offering a fee equal to 4.0% of the gross proceeds of the Debentures sold in such tranche payable in cash at the closing of each such tranche.

ATB may provide in the future brokerage services to the Investor, including in respect of sales of Common Shares issuable upon conversion of the Debentures, for which ATB may receive customary fees and commissions.

We will reimburse ATB’s and the Investor’s reasonable expenses incurred in connection with this offering, including fees and expenses of outside U.S. and Canadian counsel, in the amount of up to US$262,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately US$738,000.

We have also agreed to indemnify ATB against certain liabilities, including liabilities under the Securities Act.

The Investor may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our transfer agent is Computershare Trust Company of Canada.

LEGAL MATTERS

The validity of the Common Shares and Debentures offered hereby and certain other Canadian legal matters related to the Securities being offered hereby will be passed upon for us by Cassels Brock & Blackwell LLP.

EXPERTS

The consolidated financial statements of Canopy Growth Corporation as of March 31, 2022 and 2021, and for each of the years in the three-year period ended March 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2022, have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the Canada Business Corporations Act (the “CBCA”). Some of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and many of our assets or the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws could be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the securities registered under this Registration Statement:

	Amount To Be Paid
SEC Registration Fee	US$	16,530
Accounting Fees and Expenses		26,000
Legal Fees and Expenses		700,000
Printing Fees		40,000
Transfer Agents and Trustees’ Fees and Expenses		15,000
Stock Exchange Listing Fees		200,000
Placement Agent Fees		6,000,000
Miscellaneous		2,470

Total	US$	7,000,000

Item 15. Indemnification of Directors and Officers.

Under the CBCA, the Company may indemnify a present or former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the “Indemnity Conditions”). The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Company as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and they fulfill the Indemnity Conditions. The Company may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the Indemnity Conditions.

The by-laws of the Company provide that, subject to the CBCA, the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that such person’s conduct was lawful. The by-laws of the Company further obligate the Company to advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, subject to the repayment of these moneys if the individual does not fulfil the Indemnity Conditions.

The by-laws of the Company provide that the Company may, subject to the CBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, against any liability incurred by him or her in his or her capacity as a director or officer of the Company or an individual acting in a similar capacity of the Company or of another body corporate where he or she acts or acted in that capacity at the Company’s request, as the Board may from time to time determine. The Company has purchased third party director and officer liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the by-laws of the Company and the CBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.

Item 16. List of Exhibits.

Exhibit Number	Description

1.1	Form of Subscription Agreement between Canopy Growth Corporation and Verition Canada Master Fund Ltd.

4.1	Form of Indenture.

5.1	Opinion of Cassels Brock & Blackwell LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1 above).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company of Canada, as Trustee under the Indenture.

107	Filing Fee Table.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 21st day of February, 2023.

CANOPY GROWTH CORPORATION

By:	/s/ David Klein
Name: David Klein
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Klein David Klein	Chief Executive Officer, Director (Principal Executive Officer)	February 21, 2023

/s/ Judy Hong Judy Hong	Chief Financial Officer (Principal Financial Officer)	February 21, 2023

/s/ Thomas Stewart Thomas Stewart	Chief Accounting Officer (Principal Accounting Officer)	February 21, 2023

/s/ Judy A. Schmeling Judy A. Schmeling	Director, Chair of the Board	February 21, 2023

/s/ Garth Hankinson Garth Hankinson	Director	February 21, 2023

/s/ Robert L. Hanson Robert L. Hanson	Director	February 21, 2023

/s/ Jim Sabia Jim Sabia	Director	February 21, 2023

/s/ Theresa Yanofsky Theresa Yanofsky	Director	February 21, 2023

/s/ David Lazzarato David Lazzarato	Director	February 21, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Canopy Growth Corporation in the United States, on this 21st day of February, 2023.

By:	/s/ Judy Hong
Name: Judy Hong
Title: Chief Financial Officer
Canopy Growth Corporation – Authorized Representative in the United States